As filed with the Securities and Exchange Commission on May 22, 2015
Registration No. 333-203140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

Celadon Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3361050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________

9503 East 33rd Street, One Celadon Drive, Indianapolis, IN 46235-4207
(317) 972-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
Paul A. Will
President and Chief Executive Officer
Celadon Group, Inc.
9503 East 33rd Street
 One Celadon Drive
 Indianapolis, IN 46235-4207
 (317) 972-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Copies requested to:
Mark A. Scudder, Esq.
Heidi Hornung-Scherr, Esq.
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a Smaller Reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock, par value $0.033 per share	(2)(3)	(2)(3)	(2)(3)(4)
Preferred Stock	(2)(3)	(2)(3)	(2)(3)(4)
Debt Securities	(2)(3)	(2)(3)	(2)(3)(4)
Rights	(2)(3)	(2)(3)	(2)(3)(4)
Warrants	(2)(3)	(2)(3)	(2)(3)(4)
Total			$250,000,000	$29,050(4)(5)

(1)	Previously paid in connection with the original filing of this Registration Statement No. 333-203140.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(3)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time.  The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not exceed $250,000,000. The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.  Separate consideration may or may not be received for securities issuable upon exercise, conversion or exchange of other securities.  In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the registered securities as a result of stock splits, stock dividends, recapitalizations, or similar transactions.

(4)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price, the table does not specify the amount to be registered or the proposed maximum offering price per share.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act. The registration fee has been previously paid.

__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-203140) (the “Registration Statement”) is filed solely to amend Part II of the Registration Statement to provide updated consents of independent registered public accounting firms as Exhibit 23.2 and Exhibit 23.3.  Accordingly, this pre-effective Amendment No. 1 consists only of the facing page, this explanatory note, and Part II of the Registration Statement.  This pre-effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following sets forth the expenses in connection with the offering, all of which will be borne by us:

Securities and Exchange Commission registration fee		$29,050
Accounting fees and expenses		*
Legal fees		*
NYSE Listing Fees		*
Printing and engraving		*
Miscellaneous		*
Total	$	*

*
Estimated fees and expenses are not presently known.  The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Article ELEVENTH of our Certificate of Incorporation includes a provision that eliminates the personal liability of directors to us for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Article TENTH of our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by Section 145 of the DGCL. We believe that providing indemnification to directors and officers is useful in attracting and retaining qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16.  Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 22, 2015.

CELADON GROUP, INC.

By:	/s/ Paul A. Will
Paul A. Will
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Will	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 22, 2015
Paul A. Will

/s/ Leslie A. Tarble	Vice President, Treasurer, and Principal Financial Officer (Principal Financial Officer)	May 22, 2015
Leslie A. Tarble

/s/ Bobby Peavler	Vice President and Principal Accounting Officer (Principal Accounting Officer)	May 22, 2015
Bobby Peavler

/s/ Stephen Russell, by Paul A. Will, as Attorney-in-Fact, pursuant to a Power of Attorney previously filed with the SEC	Chairman of the Board	May 22, 2015
Stephen Russell

/s/ Catherine Langham	Director	May 22, 2015
Catherine Langham

/s/ Michael Miller	Director	May 22, 2015
Michael Miller

/s/ Robert Long	Director	May 22, 2015
Robert Long

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1*	Form of Underwriting Agreement.
4.1
Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed with the SEC on January 30, 2006.)

4.2	Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q filed with the SEC on January 31, 2008.)
4.3
Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10K for the fiscal year ended June 30, 2000, filed with the Commission on September 28, 2000).

4.4
Form of Indenture (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-3, File No. 333-203140, filed with the Securities and Exchange Commission on March 31, 2015).

4.5*	Form of Debt Securities.
4.6*	Form of Rights Agreement.
4.7*	Form of Warrant Agreement.
5
Opinion of Scudder Law Firm, P.C., L.L.O. (incorporated by reference to Exhibit 5 to the Company's Registration Statement on Form S-3, File No. 333-203140, filed with the Securities and Exchange Commission on March 31, 2015).

23.1
Consent of Scudder Law Firm, P.C., L.L.O. (included as part of Exhibit 5 to the Company's Registration Statement on Form S-3, File No. 333-203140, filed with the Securities and Exchange Commission on March 31, 2015).

23.2**	Consent of BKD, LLP, Independent Registered Public Accounting Firm.
23.3**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature pages to the Company’s Registration Statement on Form S-3, File No. 333-203140, filed with the Securities and Exchange Commission on March 31, 2015).
25.1 †	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.
______________________________
*To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
**Filed herewith.
†To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.